Exhibit 99.1
Dear Shareholders,
What an exhilarating year we just completed. Over the full year 2005, system-wide comparable bakery-cafe sales grew 7.8% (7.4% for Company-owned locations and 8.0% for franchise-operated locations). These strong comps helped drive average weekly sales to $38,318, or just shy of $2 million per bakery-cafe annually. In addition, we opened a bakery-cafe every third day or so—139 to be exact—in 2005 (66 Company-owned locations and 73 franchise-operated locations). Strong growth in new cafe openings and strong comparable bakery-cafe sales growth fueled Company revenue growth of 34%, to $640.3 million. In 2005, system-wide bakery-cafe sales reached almost $1.6 billion ($0.5 billion for Company-owned locations and $1.1 billion for franchise-operated locations), driving Company earnings per share (EPS) to $1.65, up 32% over 2004 EPS.
By year-end 2005, Panera Bread bakery-cafes numbered 877 system-wide, 311 of which were Company-owned, and 566 of which were franchise-operated. Panera ended the year with nearly $71 million in cash and investments, and no debt.
The byproduct of strong Company performance was a 69% rise in the value of Panera stock during 2005. What is even more exciting is that Panera’s stock performance has been the best in the industry for the last decade. As the Wall Street Journal recently reported in its “Shareholder Scorecard,” Panera was the topperforming large restaurant stock not only last year, but also in the past five- and ten-year time frames as well. We believe this speaks to the strength of our concept and the potential that still lies ahead.
2005 SUCCESS FACTORS
What enabled Panera to succeed in 2005 and over the last decade? Simply put, it is our concept and our execution. We think our continued commitment to providing crave-able food that people trust, served in a warm, community gathering place by associates who make our guests feel comfortable, really matters. When this is rooted in our commitment to the traditions of handcrafted, artisan bread, something special is created. As we say here at Panera, it’s our Product, Environment, and Great Service (PEGS) that we count on to deliver our success—year in and year out.
More than ever before, customers today care deeply about the origin and quality of ingredients that comprise the foods they eat. In 2005, several winning products reaffirmed our commitment to food that people can trust. A prime example was our all-natural, antibiotic-free (ABF) chicken. While there are significantly higher costs associated with sourcing ABF chicken, we realized that Panera customers expected chicken of that quality at Panera. Accordingly, customer response to products like our Chicken Bacon Dijon sandwich and our Asian Sesame Chicken Salad has been extremely positive.
In April 2005, the USDA began to recommend in its food guide pyramid that half of all daily intake of grains in a balanced diet be whole grains. At Panera, we’re proud to say that we were ahead of the curve in developing a line of whole grain bread. We recognized in late 2004 that customers cared very much about eating ‘good’ carbohydrates. So our bakers developed what became our popular line of whole grain bread, using the finest ingredients we could find.
In 2005, we introduced a new line of artisan sweet goods. Made with gourmet European butter, fresh fruit toppings and delicious new fillings, these bakery items represent a significantly higher level of taste and quality. They reaffirm our commitment to the “Magic of the Bakery,” and are what our guests expect from Panera.
We also began selling our egg soufflés in 2005, which offered our guests the option of a hot, egg-based item to start off their mornings. Baked in a flaky pastry shell with a hearty egg filling, this new item became a crave-able addition to our breakfast menu. Our soufflés were well-received by our customers, and ultimately fueled morning sales growth.

This past year also marked the first full year of our Via Panera Fresh Catering program. Via Panera allows our customers to enjoy our quality sandwiches, salads, soups, and breakfast items in the workplace, at school, and at home. It gives us the opportunity to grow our lunch sales without expensive investments in large physical plants. Our catering division is now almost an $80 million business in its own right, delivering over 5% of our system-wide sales today. Via Panera has considerable momentum, and we see opportunity for significant growth in the future.
At Panera, we believe that crave-able products you can trust ought to be enjoyed in environments that engage you, such as our new G2 bakery-cafe design. Central to the G2 format is our bread heritage, which is expressed through a brighter, more open bakery display case, and original, bread-focused artwork. The G2 design also enhances our traditional environment with higher quality furniture in a bakery-cafe full of defined, intimate spaces that meet the various needs of our customers. If you haven’t already, we invite you to experience this exciting new format in a bakery-cafe near you.
When you visit us, please try our free Wi-Fi. By year-end 2005, almost all of our 877 bakery-cafes (311 Company-owned and 566 franchise-operated) were Wi-Fi hot spots, making Panera Bread one of the nation’s leading providers of managed, free Wi-Fi Internet access. We are proud that these efforts have made us the only major restaurant business distinguished as a “2005 Technology Innovator” by Fast Company magazine. We’ve always considered free Wi-Fi part of our commitment to making our bakery-cafes the open community gathering places that we envision them to be. So we were very pleased when the New York Times identified Panera Bread bakery-cafes as the work environment of choice for traveling businesspeople and students nationwide.
We believe great service is the third key to our track record of success. We are particularly proud of our high performance in the prestigious Sandelman & Associates survey of more than 62,000 consumers, which ranks 120 restaurant concepts on overall customer satisfaction. For four years running, Panera has been in either first or second place in customer satisfaction. Last year, 56% of Panera’s guests rated their last visit to Panera “Excellent” on the Sandelman survey.
2006 OUTLOOK
For 2006, we are targeting earnings per share of $1.91 to $1.95 including the impact of expensing options, which we adopted effective December 28, 2005. If we attain these targets, we would generate EPS growth of 26% to 28% including the expensing of options in both 2005 and 2006.
Our EPS target is based on our individual targets for key metrics. In 2006 we are targeting 150 to 160 new bakery-cafe openings (70-75 Company-owned and 80-85 franchise-operated), average weekly sales of $39,200 to $40,200, and comparable bakery-cafe sales of 4% to 6%. I am pleased to say we are off to a great start in the first quarter of 2006, with system-wide same store sales growth of 9% (8.9% for Company-owned locations and 9.1% for franchise-operated locations).
At Panera, we believe that strong earnings are simply a product of our focus on delighting our guests. In 2006, we hope to delight our customers across the country with a new selection of winning products, innovative environments, and industry-leading great service.
Our goal is to continually provide our guests with crave-able foods they trust. As such, we pay close attention to their—and their children’s—dietary needs. This year, we are excited to announce a new Panera Kids Menu full of products that cater to children’s palates. Crafted from all-natural, organic ingredients, and featuring a new artisan white whole grain bread, these menu items will be food that kids really enjoy, and parents can trust.
In 2005, we became aware of our customers’ growing concern for the potentially harmful health effects of consuming trans-fatty acids. So we made a commitment to offer a menu free of trans-fatty acids, and achieved this goal in early 2006. With the exception of trace elements and those that occur naturally in certain foods like roast beef, we have eliminated trans-fatty acids from the foods we serve. Achieving this was neither easy nor inexpensive. But it was necessary to maintain the trust that underlies the Panera difference.
We look forward to continuous improvement in our service throughout 2006. While we are among the leaders of our industry in accuracy and speed of service, we hope to substantially increase our performance on both metrics this year.
Finally, 2006 marks the first year of our focus on “Share the Warmth” marketing. Rather than relying solely on advertising, or other impersonal ways of connecting with customers, our Share the Warmth marketing initiative will rely on “gentle collisions” to introduce Panera even more deeply into communities throughout the United States. We are excited at the opportunity to bring Panera Warmth to new guests, in new ways.
As we enter 2006, our research and experience show that significant opportunity lies ahead for deeper penetration into existing and new markets. We are well prepared to fulfill the considerable demand for our bakery-cafe experience. To that end, we have bulked up our Development organization, which is now over 100 people strong.
We are excited to inform you that we are on track to celebrate the opening of our 1,000th bakery-cafe in Fall 2006.
Upwards of 20 other initiatives are in test at various bakery-cafes. Among the most interesting is our effort to take the Panera experience more aggressively into the evening. You will learn more about this as the year progresses.
In conclusion, I would like to extend a special thank you to our Board of Directors, to our support center team members, and especially our Company operators, joint venture operators, and franchisees. You have been the people behind Panera’s success for the last ten years, and you will be the drivers of our success—not only in 2006, but for the next decade of the Panera story.
I would like our guests to know we will do everything in our power to continue to offer them an extraordinary experience. And to our investors who have believed in our vision for Panera, I can assure you that the entire team takes seriously its responsibility to steward this extraordinary brand for continued success well into the future.
Sincerely,

Ronald M. Shaich
Chairman and Chief Executive Officer

Matters discussed in this annual report to stockholders, including any discussion or impact, express or implied, on the Company’s anticipated growth, operating results, and future earnings per share, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are often identified by the words “believe”, “positioned”, “estimate”, “project”, “target”, “continue”, “intend”, “expect”, “future”, “anticipates”, and similar expressions. All forward-looking statements included in this release are made only as of the date of this release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that occur or which we hereafter become aware, after that date. Forward-looking information expresses management’s present belief, expectations, or intentions regarding the Company’s future performance. The Company’s actual results could differ materially from those set forth in the forward-looking statements due to known and unknown risks and uncertainties and could be negatively impacted by a number of factors. These factors include but are not limited to the following: inability to execute our growth strategy, including variations in the number, timing, and successful nature of Company and franchise bakery-cafe openings and continued successful operation of bakery-cafes; failure to comply with government regulations; loss of a member of senior management; failure or inability to protect our brand, trademarks, or other proprietary rights; competition; rising insurance costs; disruption in our supply chain or increases in ingredient, product, or other supply costs; disruptions or supply issues in our fresh dough facilities; health concerns about the consumption of certain products; complaints and litigation; risks associated with the acquisition of franchise-operated bakery-cafes; other factors, some of which may be beyond our control, effecting our operating results; and other factors that may affect restaurant owners or retailers in general. These and other risks are discussed from time to time in the Company’s SEC reports, including its Form 10-K for the year ended December 27, 2005 and its quarterly reports on Form 10-Q.